Exhibit 99.1

Berkshire Hills Reports Third Quarter Earnings; Dividend Declared

PITTSFIELD, MA, October 19, 2017. Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported third quarter 2017 net income of $22.9 million, or $0.57 per share and core earnings of $23.6 million, or $0.59 per share. Net income was up 40% year-over-year, while core earnings grew 35% due to the benefit of business expansion. Net income per share increased by 8%, while core EPS increased by 4%. Net income was impacted by net non-core charges related primarily to acquisitions. Core earnings related measures are non-GAAP measures that exclude these charges and other non-ordinary items.

THIRD QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated):

•	9% annualized increase in commercial and industrial loans
•	14% annualized increase in demand deposit accounts
•	4% increase in net interest income
•	3.36% net interest margin
•	59.3% efficiency ratio
•	0.95% GAAP ROA; 0.98% Core ROA
•	0.23% non-performing assets/assets
•	0.19% net loan charge-offs/average loans

CEO Michael Daly stated, “Earnings advanced again in the third quarter and our return on assets continued to climb as our expanded teams generated solid volumes across our business lines. We fully absorbed the 7% linked quarter increase in average shares while also increasing our bottom line per share results. I’m proud of the work of our teams in serving more customers, as represented by our 31% year-over-year revenue growth.”

“Our recent initiatives are transforming our company. Last week, we completed our acquisition of Worcester-based Commerce Bank. This acquisition has propelled us to approximately $11.6 billion in total assets, filling in our franchise across the length of Massachusetts, and moving us strategically over the $10 billion asset mark. We’ve gained the leading deposit share in New England’s second largest city, and further cemented our position in the high growth Eastern Massachusetts market.”

Mr. Daly concluded, “This month we also announced our new corporate headquarters location at 60 State Street in the heart of Boston, and brought on board several Boston area senior bankers to service the commercial, retail, and private banking markets, including the four Boston area branches that we presently operate. We are bringing our revolutionary brand of banking to Boston and look forward to the many business opportunities that we have in the nation’s ninth largest metropolitan economy.”

DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.21 per common share to shareholders of record at the close of business on November 9, 2017, payable on November 22, 2017. The dividend equates to a 2.4% annualized yield based on the $35.26 average closing price of Berkshire Hills Bancorp common stock during the quarter. Effective on the same dates, the Board also declared a dividend of $0.42 per share for preferred stock issued in conjunction with the Commerce acquisition.

FINANCIAL CONDITION

Total assets measured $9.8 billion at September 30, 2017, increasing at a 9% annualized rate in the first nine months of the year. The 8% annualized loan growth for the year-to-date was driven by solid growth in all major loan categories, including a 9% annualized increase in commercial loans. Average loan yields increased in each successive quarter and included the benefit of higher short term interest rates. Deposit growth was 3% annualized over this period. The Commerce acquisition provides additional deposit funding sources, while adding to liquidity. Book value per share increased by 4% to $31.78 for the year-to-date, while tangible book value per share (a non-GAAP financial measure) grew by 14% to $21.38. Delinquent and non-accruing loans decreased to 0.74% of total loans, and quarterly annualized net loan charge-offs declined to 0.19% of average loans.

RESULTS OF OPERATIONS

The growth in earnings and earnings per share included first year results for the First Choice operations acquired at the end of 2016, along with the full period benefit of other 2016 acquisitions. Most measures of revenue and expense increased year-over-year due to these business combinations. Per share earnings included the impact of shares issued as merger consideration and in the May 2017 stock offering. Non-core charges in 2017 were mostly merger related, including First Choice and Commerce. Non-core activity in the first half of the year also included a loss on the termination of hedges and restructuring and other expense.

Compared to the prior quarter, third quarter net interest income increased by $2.5 million, or 4%, due to higher average balances. The third quarter net interest margin remained stable at 3.36% compared to the prior quarter and is up from 3.27% year-over-year, including the benefit of higher short term interest rates and higher purchased loan accretion. Total revenue decreased quarter-over-quarter due primarily to lower mortgage banking revenue, including changes related to seasonal and weather related impacts.

Third quarter non-interest expense decreased by 5% quarter-over-quarter, and the efficiency ratio improved to 59.3%. Mortgage banking expenses were reduced in line with related revenue. The Company also benefited from the integration of First Choice operations, as well as lower merger related costs. Full time equivalent staff totaled 1,788 positions at the end of the third quarter compared to 1,731 at the start of the year, reflecting growth and infrastructure investment. The third quarter effective income tax rate was 24% and included the benefit of tax credit investments related primarily to historic rehabilitation for residential housing. These investments contributed $0.01 to EPS in each quarter this year.

INVESTOR CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Friday, October 20, 2017 to discuss the results for the quarter and provide guidance about expected future results.  Participants are encouraged to pre-register for the conference call using the following link: dpregister.com/10112415. Participants may pre-register at any time prior to the call. Additionally, investors may access the webcast at ir.berkshirebank.com. Investors may also participate at the above time by dialing 1-844-792-3726.  A telephone replay of the call will be available through Friday, October 27, 2017 by dialing 877-344-7529 and entering access number 10112415.  The webcast will be available on Berkshire's website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank - America's Most Exciting Bank®. Including the acquired Commerce operations, Berkshire has approximately $11.6 billion in assets and 113 full service branches in Massachusetts, New York, Connecticut, Vermont, New Jersey, and Pennsylvania providing personal and business banking, insurance, and wealth management services. The Company also offers mortgages and specialized commercial lending services in targeted national markets.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on page F-9 in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items primarily include securities gains/losses, merger costs, and restructuring costs. Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, variable compensation expenses, and professional fees. These charges are related to the following business combinations: First Choice Bank, 44 Business Capital, financial planning assets, and Commerce. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch sales. Additionally, the Company recorded charges for hedge terminations in the first quarter of 2017 and legal settlement costs during the year.

Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. Of note, following systems upgrades, non-material revisions were made in the first quarter of 2017 to the calculations of the net interest margin and efficiency ratio and prior period measures were revised to include these changes.

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CONTACTS

Investor Relations Contact

Allison O’Rourke; Executive Vice President, Investor Relations Officer; 413-236-3149

Media Contact

Elizabeth Mach; Senior Vice President, Marketing Officer; 413-445-8390

TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES
F-1	Selected Financial Highlights
F-2	Balance Sheets
F-3	Loan and Deposit Analysis
F-4	Statements of Income
F-5	Statements of Income (Five Quarter Trend)
F-6	Average Yields and Costs
F-7	Average Balances
F-8	Asset Quality Analysis
F-9	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data
F-10	Reconciliation of Non-GAAP Financial Measures (Year-to-Date) and Supplementary Data

BERKSHIRE HILLS BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)

	At or for the Quarters Ended (2)
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2017	2017	2017	2016 (3)	2016

PER SHARE DATA
Net earnings, diluted	$0.57	$0.53	$0.44	$0.32	$0.53
Core earnings, diluted (1)	0.59	0.58	0.55	0.56	0.57
Total book value	31.78	31.37	30.77	30.65	29.97
Tangible book value (1)	21.38	20.96	18.97	18.81	18.78
Market price at period end	38.75	35.15	36.05	36.85	27.71
Dividends	0.21	0.21	0.21	0.20	0.20

PERFORMANCE RATIOS (4)
Return on assets	0.95%	0.84%	0.68%	0.50%	0.82%
Core return on assets (1)	0.98	0.92	0.85	0.87	0.88
Return on equity	7.26	6.80	5.71	4.29	7.29
Core return on equity (1)	7.47	7.45	7.17	7.49	7.75
Core return on tangible equity (1)	11.42	11.96	12.05	12.23	12.99
Net interest margin, fully taxable equivalent (FTE) (5)	3.36	3.36	3.33	3.21	3.27
Fee income/Net interest and fee income	29.96	32.23	30.04	24.99	23.81
Efficiency ratio (1)	59.28	61.72	61.94	58.42	57.32

GROWTH (Year-to-date)
Total commercial loans (annualized)	9%	13%	15%	18%	9%
Total loans (annualized)	8	10	6	14	7
Total deposits (annualized)	3	3	2	18	4
Total net revenues (compared to prior year)	37	40	39	11	13
Earnings per share (compared to prior year)	(2)	(8)	(15)	9	31
Core earnings per share (compared to prior year)(1)	4	5	2	4	6

FINANCIAL DATA (in millions)
Total assets	$9,767	$9,627	$9,298	$9,163	$7,931
Total earning assets	8,944	8,807	8,486	8,340	7,229
Total investments	1,853	1,796	1,740	1,670	1,162
Total loans	6,947	6,864	6,656	6,550	6,047
Allowance for loan losses	49	47	46	44	43
Total intangible assets	420	421	422	423	348
Total deposits	6,790	6,715	6,656	6,622	5,750
Total shareholders' equity	1,285	1,268	1,100	1,093	933
Net income	22.9	19.7	15.5	10.3	16.4
Core income (1)	23.6	21.6	19.4	18.0	17.4

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.19%	0.20%	0.20%	0.21%	0.20%
Total non-performing assets/total assets	0.23	0.25	0.27	0.24	0.26
Allowance for loan losses/total loans	0.71	0.69	0.69	0.67	0.71
Loans/deposits	102	102	100	99	105
Shareholders' equity to total assets	13.15	13.17	11.83	11.93	11.76
Tangible shareholders' equity to tangible assets (1)	9.25	9.20	7.64	7.68	7.70

(1)	Non-GAAP financial measure. Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities. See pages F-9 and F-10 for reconciliations of non-GAAP financial measures.
(2)	Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 and F-10.
(3)	The Company acquired First Choice Bank on December 2, 2016.
(4)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(5)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)

	September 30,	June 30,	December 31,
(in thousands)	2017	2017	2016
Assets
Cash and due from banks	$62,827	$78,407	$71,494
Short-term investments	29,219	23,426	41,581
Total cash and short-term investments	92,046	101,833	113,075

Trading security	12,603	12,837	13,229
Securities available for sale, at fair value	1,341,013	1,329,993	1,209,537
Securities held to maturity, at amortized cost	395,065	350,992	334,368
Federal Home Loan Bank stock and other restricted securities	75,117	78,874	71,112
Total securities	1,823,798	1,772,696	1,628,246

Loans held for sale, at fair value	143,745	146,482	120,673

Commercial real estate	2,671,237	2,689,522	2,616,438
Commercial and industrial loans	1,254,947	1,227,936	1,062,038
Residential mortgages	1,983,126	1,934,068	1,893,131
Consumer loans	1,038,096	1,012,956	978,180
Total loans	6,947,406	6,864,482	6,549,787
Less: Allowance for loan losses	(49,004)	(47,359)	(43,998)
Net loans	6,898,402	6,817,123	6,505,789

Premises and equipment, net	94,729	94,354	93,215
Other real estate owned	288	279	151
Goodwill	403,106	403,106	403,106
Other intangible assets	17,136	17,874	19,445
Cash surrender value of bank-owned life insurance	161,290	140,135	139,257
Deferred tax asset, net	39,467	40,948	41,128
Other assets	92,696	92,441	98,457
Total assets	$9,766,703	$9,627,271	$9,162,542

Liabilities and shareholders' equity
Demand deposits	$1,221,043	$1,179,456	$1,278,875
NOW deposits	573,607	574,661	570,583
Money market deposits	1,751,190	1,790,173	1,781,605
Savings deposits	670,683	669,617	657,486
Time deposits	2,573,623	2,500,947	2,333,543
Total deposits	6,790,146	6,714,854	6,622,092

Senior borrowings	1,399,354	1,382,974	1,224,836
Subordinated borrowings	89,295	89,250	89,161
Total borrowings	1,488,649	1,472,224	1,313,997

Other liabilities	203,381	171,999	133,155
Total liabilities	8,482,176	8,359,077	8,069,244

Total common shareholders' equity	1,284,527	1,268,194	1,093,298
Total liabilities and shareholders' equity	$9,766,703	$9,627,271	$9,162,542

Net shares outstanding	40,424	40,428	35,673

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)

LOAN ANALYSIS

				Annualized Growth %
(in millions)	September 30, 2017 Balance	June 30, 2017 Balance	December 31, 2016 Balance	Quarter ended September 30, 2017	Year to Date

Commercial real estate - construction	$284	$291	$288	(10)%	(2)%
Commercial real estate - other	2,387	2,398	2,329	(2)	3
Total commercial real estate	2,671	2,689	2,617	(3)	3
Commercial and industrial loans	1,255	1,228	1,062	9	24
Total commercial loans	3,926	3,917	3,679	1	9

Total residential mortgages	1,983	1,934	1,893	10	6

Home equity	386	388	394	(2)	(3)
Auto and other	652	625	584	17	15
Total consumer loans	1,038	1,013	978	10	8
Total loans	$6,947	$6,864	$6,550	5%	8%

DEPOSIT ANALYSIS

				Annualized Growth %
(in millions)	September 30, 2017 Balance	June 30, 2017 Balance	December 31, 2016 Balance	Quarter ended September 30, 2017	Year to Date
Demand	$1,221	$1,179	$1,279	14%	(6)%
NOW	574	575	571	(1)	1
Money market	1,751	1,790	1,782	(9)	(2)
Savings	671	670	657	1	3
Time deposits	2,573	2,501	2,333	12	14
Total deposits	$6,790	$6,715	$6,622	4%	3%

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2017	2016	2017	2016
Interest and dividend income
Loans	$76,024	$61,571	$216,950	$179,716
Securities and other	13,036	8,940	37,485	28,289
Total interest and dividend income	89,060	70,511	254,435	208,005
Interest expense
Deposits	10,984	7,790	30,053	22,327
Borrowings	6,078	4,750	15,953	12,569
Total interest expense	17,062	12,540	46,006	34,896
Net interest income	71,998	57,971	208,429	173,109
Non-interest income
Mortgage banking originations	13,374	1,862	42,333	4,018
Loan related income	6,081	5,102	15,535	11,046
Deposit related fees	6,445	6,278	19,294	18,678
Insurance commissions and fees	2,581	2,601	8,305	8,154
Wealth management fees	2,315	2,269	7,127	7,006
Total fee income	30,796	18,112	92,594	48,902
Other	(2,255)	188	(2,438)	(440)
Securities (losses) gains, net	(1)	78	12,568	101
Gain on sale of business operations, net	296	563	296	563
Loss on termination of hedges	-	-	(6,629)	-
Total non-interest income	28,836	18,941	96,391	49,126
Total net revenue	100,834	76,912	304,820	222,235
Provision for loan losses	4,900	4,734	14,884	13,262
Non-interest expense
Compensation and benefits	37,643	26,119	110,759	76,497
Occupancy and equipment	8,267	6,650	25,971	19,900
Technology and communications	6,644	4,902	19,614	14,573
Marketing and promotion	2,128	671	7,304	2,081
Professional services	2,247	1,744	6,888	4,533
FDIC premiums and assessments	1,651	1,208	4,537	3,644
Other real estate owned and foreclosures	(23)	46	35	702
Amortization of intangible assets	739	749	2,310	2,355
Merger, restructuring and other expense	1,420	2,170	16,005	3,828
Other	5,104	4,585	16,246	14,099
Total non-interest expense	65,820	48,844	209,669	142,212

Income before income taxes	30,114	23,334	80,267	66,761
Income tax expense	7,211	6,953	22,210	18,422
Net income	$22,903	$16,381	$58,057	$48,339

Earnings per share:
Basic	$0.57	$0.53	$1.55	$1.58
Diluted	$0.57	$0.53	$1.54	$1.57

Weighted average shares outstanding:
Basic	39,984	30,621	37,547	30,584
Diluted	40,145	30,811	37,708	30,757

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED - (F-5)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands, except per share data)	2017	2017	2017	2016	2016
Interest and dividend income
Loans	$76,024	$71,983	$68,943	$62,884	$61,571
Securities and other	13,036	12,683	11,766	9,550	8,940
Total interest and dividend income	89,060	84,666	80,709	72,434	70,511
Interest expense
Deposits	10,984	9,971	9,098	8,556	7,790
Borrowings	6,078	5,150	4,725	4,720	4,750
Total interest expense	17,062	15,121	13,823	13,276	12,540
Net interest income	71,998	69,545	66,886	59,158	57,971
Non-interest income
Mortgage banking originations	13,374	16,281	12,678	3,537	1,862
Loan related income	6,081	5,275	4,179	5,648	5,102
Deposit related fees	6,445	6,645	6,204	6,285	6,278
Insurance commissions and fees	2,581	2,588	3,136	2,323	2,601
Wealth management fees	2,315	2,286	2,526	1,911	2,269
Total fee income	30,796	33,075	28,723	19,704	18,112
Other	(2,255)	(276)	93	(2,849)	188
Securities (losses) gains , net	(1)	(1)	12,570	(652)	78
Gain on sale of business operations, net	296	-	-	522	563
Loss on termination of hedges	-	-	(6,629)	-	-
Total non-interest income	28,836	32,798	34,757	16,725	18,941
Total net revenue	100,834	102,343	101,643	75,883	76,912
Provision for loan losses	4,900	4,889	5,095	4,100	4,734
Non-interest expense
Compensation and benefits	37,643	36,997	36,119	28,103	26,119
Occupancy and equipment	8,267	8,678	9,026	7,320	6,650
Technology and communications	6,644	6,883	6,087	5,310	4,902
Marketing and promotion	2,128	3,177	1,999	1,080	671
Professional services	2,247	2,190	2,451	1,666	1,744
FDIC premiums and assessments	1,651	1,588	1,298	1,422	1,208
Other real estate owned and foreclosures	(23)	30	28	(11)	46
Amortization of intangible assets	739	770	801	572	749
Merger, restructuring and other expense	1,420	2,903	11,682	11,633	2,170
Other	5,104	6,307	4,835	3,995	4,585
Total non-interest expense	65,820	69,523	74,326	61,090	48,844

Income before income taxes	30,114	27,931	22,222	10,693	23,334
Income tax expense	7,211	8,237	6,762	362	6,953
Net income	$22,903	$19,694	$15,460	$10,331	$16,381

Earnings per share:
Basic	$0.57	$0.53	$0.44	$0.32	$0.53
Diluted	$0.57	$0.53	$0.44	$0.32	$0.53

Weighted average shares outstanding:
Basic	39,984	37,324	35,280	32,185	30,621
Diluted	40,145	37,474	35,452	32,381	30,811

BERKSHIRE HILLS BANCORP, INC.
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2017	2017	2017	2016	2016

Earning assets
Loans:
Commercial real estate	4.64%	4.41%	4.58%	4.17%	4.25%
Commercial and industrial loans	5.09	5.30	4.86	4.88	5.06
Residential mortgages	3.68	3.62	3.56	3.57	3.62
Consumer loans	3.88	3.81	3.62	3.44	3.40
Total loans	4.33	4.25	4.19	4.00	4.06
Securities	3.43	3.45	3.38	3.58	3.47
Short-term investments and loans held for sale	3.40	3.07	2.40	2.13	1.68
Total earning assets	4.13	4.07	4.00	3.91	3.95

Funding liabilities
Deposits:
NOW	0.26	0.23	0.22	0.16	0.12
Money market	0.57	0.54	0.52	0.48	0.46
Savings	0.14	0.14	0.13	0.12	0.12
Time	1.20	1.13	1.08	1.14	1.10
Total interest-bearing deposits	0.78	0.73	0.69	0.69	0.67
Borrowings	1.65	1.46	1.38	1.63	1.52
Total interest-bearing liabilities	0.96	0.88	0.83	0.87	0.85

Net interest spread	3.17	3.19	3.17	3.04	3.10
Net interest margin (1)	3.36	3.36	3.33	3.21	3.27

Cost of funds (2)	0.82	0.75	0.70	0.73	0.72
Cost of deposits (3)	0.64	0.60	0.56	0.56	0.54

(1)	The effect of purchased loan accretion on the quarterly net interest margin was an increase in all quarters, which is shown sequentially as follows beginning with the most recent quarter and ending with the earliest quarter: 0.14%, 0.12%, 0.18%, 0.10%, 0.12%. See page F-7 for purchased loan accretion.
(2)	Cost of funds includes all deposits and borrowings.
(3)	The average cost of deposits includes the deposits held for sale.

BERKSHIRE HILLS BANCORP, INC.
AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)	2017	2017	2017	2016	2016 (2)(4)
Assets
Loans
Commercial real estate	$2,669,558	$2,691,804	$2,631,281	$2,442,515	$2,260,482
Commercial and industrial loans	1,183,980	1,130,384	1,072,716	998,543	1,009,581
Residential mortgages	1,977,538	1,871,329	1,906,457	1,833,530	1,839,364
Consumer loans	1,030,032	996,488	978,683	936,957	900,432
Total loans (1)	6,861,108	6,690,005	6,589,137	6,211,545	6,009,859
Securities (3)	1,779,379	1,701,443	1,625,769	1,255,207	1,197,760
Short-term investments and loans held for sale	167,724	148,276	118,537	83,057	40,259
Total earning assets	8,808,211	8,539,724	8,333,443	7,549,809	7,247,878
Goodwill and other intangible assets	420,853	421,601	422,331	362,641	349,059
Other assets	402,188	369,317	388,211	363,248	360,182
Total assets	$9,631,252	$9,330,642	$9,143,985	$8,275,698	$7,957,119

Liabilities and shareholders' equity
Deposits
NOW	$570,864	$572,688	$574,799	$499,852	$474,650
Money market	1,768,108	1,794,693	1,804,738	1,612,160	1,448,108
Savings	669,690	667,863	648,839	620,092	608,365
Time	2,587,702	2,472,990	2,351,183	2,171,325	2,095,269
Total interest-bearing deposits	5,596,364	5,508,234	5,379,559	4,903,429	4,626,392
Borrowings	1,445,700	1,398,653	1,374,620	1,144,846	1,235,065
Total interest-bearing liabilities	7,042,064	6,906,887	6,754,179	6,048,275	5,861,457
Non-interest-bearing demand deposits	1,196,451	1,155,533	1,178,790	1,178,308	1,084,786
Other liabilities	131,003	110,367	128,573	85,951	111,743
Total liabilities	8,369,518	8,172,787	8,061,542	7,312,534	7,057,986

Total shareholders' equity	1,261,734	1,157,855	1,082,443	963,164	899,133
Total liabilities and shareholders' equity	$9,631,252	$9,330,642	$9,143,985	$8,275,698	$7,957,119

Supplementary data
Total non-maturity deposits	$4,205,113	$4,190,777	$4,207,166	$3,910,412	$3,615,909
Total deposits	6,792,815	6,663,767	6,558,349	6,081,737	5,711,178
Fully taxable equivalent income adjustment	2,950	2,644	2,511	2,228	2,004
Purchased loan accretion	3,066	2,550	3,687	1,886	2,214
Total average tangible equity (5)	840,881	736,254	660,112	600,523	550,074

(1)	Total loans include non-accruing loans.
(2)	The average balances of loans include loans associated with branch sales, which are presented under loans held for sale on the consolidated balance sheet.
(3)	Average balances for securities available-for-sale are based on amortized cost.
(4)	The average balances of deposits include the deposits held for sale presented under other liabilities on the consolidated balance sheet.
(5)	See page F-9.

BERKSHIRE HILLS BANCORP, INC.
ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)

	At or for the Quarters Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)	2017	2017	2017	2016	2016
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$5,228	$7,587	$7,718	$5,883	$6,295
Commercial and industrial loans	9,681	8,387	8,327	7,523	6,714
Residential mortgages	3,092	3,245	3,971	3,795	4,374
Consumer loans	4,350	4,977	5,109	5,039	3,281
Total non-accruing loans	22,351	24,196	25,125	22,240	20,664
Other real estate owned	288	279	71	151	80
Total non-performing assets	$22,639	$24,475	$25,196	$22,391	$20,744

Total non-accruing loans/total loans	0.32%	0.35%	0.38%	0.34%	0.34%
Total non-performing assets/total assets	0.23%	0.25%	0.27%	0.24%	0.26%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$47,359	$45,804	$43,998	$43,105	$41,397
Charged-off loans	(3,796)	(3,431)	(3,623)	(3,488)	(3,441)
Recoveries on charged-off loans	541	97	334	281	415
Net loans charged-off	(3,255)	(3,334)	(3,289)	(3,207)	(3,026)
Provision for loan losses	4,900	4,889	5,095	4,100	4,734
Balance at end of period	$49,004	$47,359	$45,804	$43,998	$43,105

Allowance for loan losses/total loans	0.71%	0.69%	0.69%	0.67%	0.71%
Allowance for loan losses/non-accruing loans	219%	196%	182%	198%	209%

NET LOAN CHARGE-OFFS
Commercial real estate	$(1,425)	$(1,474)	$(633)	$(676)	$(547)
Commercial and industrial loans	(573)	(625)	(1,634)	(1,148)	(1,610)
Residential mortgages	130	(337)	(324)	(768)	(452)
Home equity	(634)	(268)	(95)	(47)	(65)
Auto and other consumer	(753)	(630)	(603)	(568)	(352)
Total, net	$(3,255)	$(3,334)	$(3,289)	$(3,207)	$(3,026)

Net charge-offs (QTD annualized)/average loans	0.19%	0.20%	0.20%	0.21%	0.20%
Net charge-offs (YTD annualized)/average loans	0.20%	0.20%	0.20%	0.21%	0.22%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.25%	0.23%	0.24%	0.35%	0.25%
90+ Days delinquent and still accruing	0.17%	0.12%	0.16%	0.15%	0.09%
Total accruing delinquent loans	0.42%	0.35%	0.40%	0.50%	0.34%
Non-accruing loans	0.32%	0.35%	0.38%	0.34%	0.34%
Total delinquent and non-accruing loans	0.74%	0.70%	0.78%	0.84%	0.68%

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED - (F-9)

		At or for the Quarters Ended
		Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)		2017	2017	2017	2016	2016
Net income		$22,903	$19,694	$15,460	$10,331	$16,381
Adj: Net securities losses/(gains)		1	1	(12,570)	652	(78)
Adj: Loss on termination of hedges		-	-	6,629	-	-
Adj: Net (gains) on sale of business operations		(296)	-	-	(522)	(563)
Adj: Merger and acquisition expense		1,110	2,266	5,947	10,820	1,453
Adj: Restructuring expense and other expense		310	637	5,735	1,113	717
Adj: Income taxes		(474)	(1,039)	(1,801)	(4,373)	(492)
Total core income (4)	(A)	$23,554	$21,559	$19,400	$18,021	$17,418

Total revenue		$100,834	$102,343	$101,643	$75,883	$76,912
Adj: Net securities losses/(gains)		1	1	(12,570)	652	(78)
Adj: Net (gains) on sale of business operations		(296)	-	-	(522)	(563)
Adj: Loss on termination of hedges		-	-	6,629	-	-
Total core revenue (4)	(B)	$100,539	$102,344	$95,702	$76,013	$76,271

Total non-interest expense		$65,820	$69,523	$74,326	$61,090	$48,844
Less: Merger, restructuring and other expense (see above)		(1,420)	(2,903)	(11,682)	(11,933)	(2,170)
Core non-interest expense (4)	(C)	$64,400	$66,620	$62,644	$49,157	$46,674

(in millions, except per share data)
Total average assets	(D)	$9,631	$9,331	$9,144	$8,276	$7,957
Total average shareholders' equity	(E)	1,262	1,158	1,082	963	899
Total average tangible shareholders' equity (4)	(F)	841	736	660	601	550
Total tangible shareholders' equity, period-end (1)(4)	(G)	864	847	678	671	584
Total tangible assets, period-end (1)(4)	(H)	9,346	9,206	8,876	8,740	7,583

Total common shares outstanding, period-end (thousands)	(I)	40,424	40,428	35,729	35,673	31,122
Average diluted shares outstanding (thousands)	(J)	40,145	37,474	35,452	32,381	30,811

Core earnings per share, diluted (4)	(A/J)	$0.59	$0.58	$0.55	$0.56	$0.57
Tangible book value per share, period-end (4)	(G/I)	21.38	20.96	18.97	18.81	18.78
Total tangible shareholders' equity/total tangible assets (4)	(G)/(H)	9.25	9.20	7.64	7.68	7.70

Performance ratios (2)
GAAP return on assets		0.95%	0.84%	0.68%	0.50%	0.82%
Core return on assets (4)	(A/D)	0.98	0.92	0.85	0.87	0.88
GAAP return on equity		7.26	6.80	5.71	4.29	7.29
Core return on equity (4)	(A/E)	7.47	7.45	7.17	7.49	7.75
Core return on tangible equity (3)(4)	(A/F)	11.42	11.96	12.05	12.23	12.99
Efficiency ratio (4)(5)	(C-M)/(B+K+N)	59.28	61.72	61.94	58.42	57.32
Net interest margin		3.36	3.36	3.33	3.21	3.27

Supplementary data (in thousands)
Tax benefit on tax-credit investments (6)	(K)	$3,905	$1,696	$1,624	$4,918	$1,852
Non-interest income charge on tax-credit investments (7)	(L)	(3,347)	(1,453)	(1,329)	(4,428)	(1,525)
Net income on tax-credit investments	(K+L)	558	243	295	490	327

Intangible amortization	(M)	$739	$770	$801	$572	$749
Fully taxable equivalent income adjustment	(N)	2,950	2,644	2,511	2,228	2,004

(1)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.
(4)	Non-GAAP financial measure.
(5)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(6)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy projects.
(7)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED - (F-10)

		At or for the Nine Months Ended
		September 30,	September 30,
(Dollars in thousands)		2017	2016
Net income		$58,057	$48,339
Adj: Net securities (gains)		(12,568)	(101)
Adj: Loss on termination of hedges		6,629	-
Adj: Net (gains) on sale of business operations		(296)	(563)
Adj: Merger and acquisition expenses		9,323	2,681
Adj: Restructuring expense and other		6,682	1,147
Adj: Income taxes		(3,314)	(1,082)
Total core income (4)	(A)	$64,513	$50,421
Total revenue		$304,820	$222,235
Adj: Net securities (gains)		(12,568)	(101)
Adj: Net (gains) on sale of business operations		(296)	(563)
Adj: Loss on termination of hedges		6,629	-
Total core revenue (4)	(B)	$298,585	$221,571
Total non-interest expense		$209,669	$142,212
Less: Merger, restructuring and other expense (see above)		(16,005)	(3,828)
Core non-interest expense (4)	(C)	$193,664	$138,384

(Dollars in millions, except per share data)
Total average assets	(D)	$9,369	$7,852
Total average shareholders' equity	(E)	1,167	893
Total average tangible shareholders' equity (4)	(F)	746	551
Total tangible shareholders' equity, period-end (1)(4)	(G)	864	584
Total tangible assets, period-end (1)(4)	(H)	9,346	7,583
Total common shares outstanding, period-end (thousands)	(I)	40,424	31,122
Average diluted shares outstanding (thousands)	(J)	37,708	30,757
Core earnings per common share, diluted (4)	(A/J)	$1.71	$1.64
Tangible book value per common share, period-end (4)	(G/I)	21.38	18.78
Total tangible shareholders' equity/total tangible assets (4)	(G/H)	9.25	7.70

Performance ratios (2)
GAAP return on assets		0.83%	0.82%
Core return on assets (4)	(A/D)	0.92	0.86
GAAP return on equity		6.63	7.21
Core return on equity (4)	(A/E)	7.37	7.53
Core return on tangible equity (3)(4)	(A/F)	11.78	12.55
Efficiency ratio (4)(5)	(C-M)/(B+K+N)	60.96	58.22
Net interest margin		3.35	3.30

Supplementary data
Tax benefit on tax-credit investments (6)	(K)	$7,225	$6,217
Non-interest income charge on tax-credit investments (7)	(L)	(6,129)	(4,564)
Net income on tax-credit investments	(K+L)	1,096	1,653

Intangible amortization	(M)	2,310	2,355
Fully taxable equivalent income adjustment	(N)	8,105	5,870

(1)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.
(4)	Non-GAAP financial measure.
(5)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(6)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy.
(7)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.